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                                                                    Exhibit 99.4


                      CONSENT OF BEAR, STEARNS & CO. INC.

October 17, 2002

The Board of Directors
Pfizer Inc
235 East 42nd Street
New York, NY 10017

     We hereby consent to the inclusion of our opinion letter, dated July 13, 2002, to the board of directors of Pfizer, Inc ("Pfizer") as Annex C to this joint proxy statement/prospectus which forms part of Amendment No. 2 to the Registration Statement on Form S-4 (the "Registration Statement") relating to the proposed merger of Pharmacia Corporation with Pfizer and to the references to such opinion in such joint proxy statement/prospectus under the headings "Chapter One -- The Merger -- Summary -- Opinions of Pfizer's Financial Advisors," "Chapter One -- The Merger -- The Proposed Merger -- Background of the Merger," "Chapter One -- The Merger -- The Proposed Merger -- Factors Considered by, and Recommendation of, the Board of Directors of Pfizer," "Chapter One -- The Merger -- Opinions of Financial Advisors -- Opinions of Pfizer's Financial Advisors -- Opinion of Bear Stearns," "Chapter One -- The Merger -- Opinions of Financial Advisors -- Opinions of Pfizer's Financial Advisors -- Summary of Lazard and Bear Stearns Financial Analyses" and "Chapter One -- The Merger -- The Merger Agreement -- Representations and Warranties." In giving such consent, we do not admit that we come within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder, nor do we hereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations of the SEC thereunder.


                                   BEAR, STEARNS & CO. INC.


                                   By: /s/ Frederick A. McConkey
                                      --------------------------------
                                      Frederick A. McConkey
                                      Senior Managing Director